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                                                                    Exhibit 1.3


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is made as of the __ day of ______, 1996, among Interferon Sciences, Inc. a Delaware corporation (the "Company"), Sunrise Securities Corp. (the "Underwriter"), and Bank of Montreal Trust Company (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the Company proposes to offer and sell a minimum of 5,000,000 and a maximum of 8,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company in an offering (the "Offering") registered pursuant to a Registration Statement (as amended, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, the Underwriter has agreed to offer the Shares as the agent of the Company on a "best efforts" basis; and

         WHEREAS, the Company needs to provide for the safekeeping and investment of the proceeds of the sale of the Shares until such time as the Company accepts subscriptions for at least 5,000,000 Shares (excluding Shares sold to the Company's officers, directors, employees, and principal stockholders) and the proceeds of the sale of such Shares are deposited with the Escrow Agent (the "Minimum Subscription") or until such time as the Offering terminates and the Escrow Agent is required to return such proceeds to the subscribers as provided for herein; and

         WHEREAS, the form of subscription agreement (the "Subscription Agreement") for the Offering provides that the purchase price of the Shares will be directly wired to the Escrow Agent; and

         WHEREAS, the Escrow Agent is a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (a "Bank"), and has consented to act as escrow depository and to receive and hold the funds deposited pursuant thereto in escrow for the Company and the various subscribers;

         NOW, THEREFORE, in consideration of the mutual promises of the parties, it is hereby agreed as follows:

         SECTION 1. Delivery of Registration Statement. The Company shall deliver to the Escrow Agent a conformed copy of the Registration Statement, and any amendments thereto.

         SECTION 2. Escrow Deposit. The Escrow Agent shall receive and hold funds in payment for the Shares, together with any interest earned on such funds, in an escrow account designated
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as "Interferon Sciences Escrow Account" (the "Escrow Account") upon the terms and conditions stated herein.

         SECTION 3. List of Subscribers. The Underwriter shall furnish or cause to be furnished to the Escrow Agent, not less than daily, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Shares subscribed for by, the subscription amount the Underwriter had been advised had been delivered that day to the Escrow Agent on behalf of, and the social security or tax identification number, if applicable, of each subscriber whose funds the Underwriter had been advised had been delivered that day to the Escrow Agent. Such list shall be accompanied by a completed W-9 form (or, in the case of any subscriber who is not a United States citizen or resident, a completed W-8 form) for each listed subscriber. The Escrow Agent shall notify the Underwriter and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5. Any provision of this Agreement to the contrary notwithstanding, until the Escrow Agent has received a list reflecting a subscriber's subscription, the Escrow Agent shall have no obligation to deposit or invest the funds received from such subscriber.

         SECTION 4. Investment of Escrow Funds. All funds deposited pursuant to this Agreement shall be deposited by the Escrow Agent, at reasonable and convenient times after receipt, in a money market account which invests all of its assets in short-term obligations backed by the full faith and credit of the United States of America. All funds will be invested only in investments permissible under SEC Rule 15c2-4, it being understood that investment in the above-described escrow account is permissible under such rule.

         SECTION 5.  Termination of Escrow.

                  (a) At such time as the Company and Underwriter jointly notify the Escrow Agent in writing that the Company has accepted Subscription Agreements for at least the Minimum Subscription and that the other conditions for a closing of all or a portion of the Shares have been met and the Escrow Agent has received available good funds for at least the Minimum Subscription, the Escrow Agent shall promptly release to the Company all cleared funds then deposited pursuant to this Agreement, together with any interest earned thereon.

                  (b) If the Escrow Agent has previously released to the Company pursuant to Section 5(a) all funds then deposited pursuant to this Agreement, the Escrow Agent shall promptly release to the Company all additional funds deposited pursuant to this Agreement, together with any interest earned thereon, upon joint written notice from the Company and the Underwriter that the Company has accepted additional Subscription Agreements and that the conditions for an additional closing of a portion of the Shares have been met.

                  (c) As soon as practicable after the earlier of (i) the receipt of joint written instructions from the Company and the Underwriter to comply with the provisions of this Section

5(c) and (ii) 60 days after the date that the Registration Statement is declared effective by the SEC, this Agreement shall terminate and the Escrow Agent shall return all funds then held, without interest, to the subscribers depositing such funds, and the Escrow Agent shall pay all interest to the Company.

         SECTION 6. Books and Records. During the term of this Escrow Agreement, the Escrow Agent shall keep accurate books and records of all transaction hereunder. The Company and Underwriter shall have access to such books and records at all reasonable times.

         SECTION 7. Compensation. The Escrow Agent shall receive as compensation for services hereunder the sum of $2,500 plus transaction fees equal to $5.00 per check issued, and $15.00 per wire transfer, by the Escrow Agent. Any additional services requested beyond the scope and time frame of this Agreement shall be assessed in a reasonable amount commensurate with the services rendered.

         SECTION 8. Indemnification. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities, and reasonable expenses, including reasonable administrative and counsel fees, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties hereunder or by reason of any litigation arising from this Escrow Agreement or involving the subject matter hereof or the funds deposited hereunder; provided, however, that such indemnity shall not extend to any such losses, claims, damages, liabilities, or expenses which are so imposed upon or incurred by the Escrow Agent by reason of its failure to perform or observe any of its obligations hereunder.

         SECTION 9. Transfer. Any party may terminate this Agreement on 30 days' prior written notice to the others provided that, prior to the effective date of termination hereof, a Bank acceptable to the Company and Underwriter has agreed to act as escrow agent under terms substantially identical hereto and the Escrow Agent has transferred to such Bank all funds, interest, records, and other materials held by it as Escrow Agent.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or representatives as of the day and year first above written.

                                                     INTERFERON SCIENCES, INC.

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________


                                                     SUNRISE SECURITIES CORP.

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                                                     BANK OF MONTREAL TRUST
                                                              COMPANY

                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

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                                    EXHIBIT A

               INTERFERON SCIENCES, INC./SUNRISE SECURITIES CORP.
                            SUMMARY OF CASH RECEIVED
                             NEW PARTICIPANT DEPOSIT


Deposit Date: _________________                         Date:___________________
Investment Date: ______________                         List Number_____________
Batch Number: _________________                         Page __ of______________
                                                        Approved By:____________
                  For Bank Use Only
TITLE: ________________________                         JOB#:___________________


                                                                                                       ORIGINATING BANK
      NAME             DEPOSIT    SHARES     ADDRESS       TAX ID NUMBER     FOR BANK USE ONLY       AND FED. REFERENCE #
                                                                             TAX CODE
                                                                             EXEMPT (Y/N)
                                                                             W-9(YR) NRS
                                                                             W-8(YR)
                                                                             1000(B7)
- ------------------------------------------------------------------------------------------------------------------------
Broker      Misc.                            Misc. II       Misc. III
                                                                              TAX CODE
                                                                              EXEMPT (Y/N)
                                                                              W-9(YR) NRS
                                                                              W-8(YR)
                                                                              1000(B7)
- ------------------------------------------------------------------------------------------------------------------------
Broker      Misc.                            Misc. II       Misc. III
                                                                              TAX CODE
                                                                              EXEMPT (Y/N)
                                                                              W-9(YR) NRS
                                                                              W-8(YR)
                                                                              1000(B7)
- ------------------------------------------------------------------------------------------------------------------------
Broker      Misc.                            Misc. II       Misc. III
                                                                              TAX CODE
                                                                              EXEMPT (Y/N)
                                                                              W-9(YR) NRS
                                                                              W-8(YR)
                                                                              1000(B7)
- ------------------------------------------------------------------------------------------------------------------------
Broker      Misc.                            Misc. II       Misc. III



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